PRIVATE PROCESS

"The State of Texas" NO. 2006-CI-19096

CARGILL INCORPORATED
Plaintiff
vs.

SMS ENVIROFUELS INC ET AL
Defendant
(Note: Attached Document May Contain Additional Litigants.)

IN THE DISTRICT COURT
225th JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

NOTICE

Citation Directed to: CHARLES E PIRCHER

"You have been sued. You may employ an attorney. If you or your attorney do not file a written answer with the clerk who issued this citation by 10:00 a.m. on the Monday next following the expiration of twenty days after you were served this citation and petition, a default judgment may be taken against you." Said petition was filed on the 20th day of December, 2006.

ISSUED UNDER MY HAND AND SEAL OF SAID COURT ON THIS 21st DAY OF December A.D., 2006.

PLAINTIFF'S ORIGINAL PETITION

ADAM PRICE
Attorney/PLAINTIFF
address 401 CONGRESS AVE 2500
AUSTIN, TX 78701-3248

MARGARET G. MONTEMAYOR
District Clerk of Bexar County, Texas
Bexar County Courthouse
San Antonio, Texas 78205

By CASSANDRA VALDEZ Deputy

OFFICER'S RETURN

Came to hand _____ day of _____________, A.D. _____, at _______ o'clock _____.M. and executed (not executed) the _____ day of _____________, A.D. _____, in ___________ at _______ o'clock _____.M. by delivering to ___________________ in person a true copy of this citation together with the accompanying copy of plaintiff's petition. Served at ___________________

Cause of failure to execute this citation ___________________

I traveled ______ miles in the execution of this citation. Fees: _________ Serving citation $ ___________ Mileage ___________ Total $ ___________

Badge/PPS #_________ ___________________ County, Texas

By ___________________

The State of Texas

NON - PEACE OFFICER VERIFICATION

VERIFICATION OF RETURN (IF NOT SERVED BY PEACE OFFICER)
SWORN TO this _______ day of ___________________, ______

____
NOTARY PUBLIC, STATE OF TEXAS

ORIGINAL
(DK002)

Filed
06 December 20 P5:15
Margaret G. Montemayor
District Clerk
Bexar District

CAUSE NO. 2006CI 19096

CARGILL, INCORPORATED *Plaintiff*,	§	IN THE DISTRICT COURT
	§	
v.	§	
	§	BEXAR COUNTY, TEXAS
SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER *Defendants*.	§ § § §	225th JUDICIAL DISTRICT

PLAINTIFF'S ORIGINAL PETITION

TO THE HONORABLE JUDGE OF THE COURT:

NOW COMES, Cargill, Incorporated, Plaintiff in the above entitled and numbered cause of action, and files this Original Petition against Defendants SMS Envirofuels, Inc., Meadow Springs, Inc. d/b/a Earth Biofuels, Inc., and Charles E. Pircher (collectively, "Defendants"), and would respectfully show the Court as follows:

I.
DISCOVERY CONTROL PLAN

1. Pursuant to Rule 190 of the Texas Rules of Civil Procedure this case is governed by a Level 2 Discovery Control Plan.

II.
PARTIES

2. Plaintiff Cargill, Incorporated ("Cargill" or "Plaintiff") is a Delaware Corporation that conducts business in Texas.

3. Defendant SMS Envirofuels, Inc. ("SMS") is a Texas Corporation with its principal place of business in San Antonio, Texas. Defendant SMS may be served through its registered agent

for service of process, Larry W. Krimes, at 12001 Network Blvd., Bldg. E-120, San Antonio, Texas 78249.

4. Earth Biofuels, Inc. is the registered fictitious name for Meadow Springs, Inc., a Delaware Corporation that conducts business in Texas ("Earth Biofuels"). Defendant Earth Biofuels may be served through its registered agent for service of process, Roger Crabb, at 5956 Sherry Lane, Suite 1400, Dallas, Texas 75225.

5. Defendant Charles E. Pircher ("Pircher") is an individual Texas resident who may be personally served at 12001 Network Blvd., Suite F-200, San Antonio, Texas 78249.

III.
JURISDICTION & VENUE

6. Jurisdiction is proper in the District Court of Bexar County because all Defendants reside and/or do business in Bexar County and the relief sought is within the jurisdictional limits of this court. Venue is proper in the District Court of Bexar County pursuant to Tex. Civ. Prac. & Rem. Code § 15.002(a) and § 15.005. Defendants SMS and Earth Biofuels each have a principal office in Bexar County, Texas. A substantial part of the events or omissions giving rise to Plaintiff's claim occurred in Bexar County, Texas. Additionally, Defendant Pircher is a natural person who resided in Bexar County, Texas at the time Plaintiff's cause of action accrued.

IV.
FACTUAL BACKGROUND

7. Cargill and Defendant SMS entered into one or more agreements whereby Cargill would sell refined Soy Oil to SMS. Cargill provided SMS with Soy Oil pursuant to those agreements.

8. On or about October 6, 2005, Defendant Pircher agreed to personally guarantee all amounts owed to Cargill by SMS in excess of $150,000 to "address the current credit issues between the two companies." In consideration of Defendant Pircher's guaranty, Cargill continued to supply Defendant SMS with Soy Oil.

9. On or about December 1, 2005, Defendant Pircher provided a signed guaranty agreement (the "Guaranty") wherein he agreed to unconditionally guarantee the punctual payment of all payment obligations by SMS greater than $150,000.

10. Pursuant to its terms, the Guaranty prohibited Defendant Pircher from assigning his obligations under that agreement without Plaintiff's written consent. No such consent was ever given. The Guaranty further provided that the unconditional obligation would include successors and assigns of Cargill and Defendant SMS.

11. In or around October of 2006, Defendant Earth Biofuels agreed to purchase Defendant SMS. On or around October 5, 2006, Defendant Earth Biofuels agreed to "expressly assume all remaining SMS debt to Cargill." Plaintiff Cargill expressly reserved the right to pursue any and all claims against SMS and its guarantor (Defendant Pircher).

12. On October 5, 2006, Defendant SMS owed to Plaintiff Cargill amounts in excess of the jurisdictional minimum of this court. By virtue of its agreement to expressly assume that debt, Defendant Earth Biofuels is responsible for that amount in addition to all other debts subsequently incurred. As guarantor, Defendant Pircher is responsible for all amounts exceeding $150,000.

13. Including all subsequent payments to Plaintiff Cargill, Defendant SMS, Defendant Earth Biofuels, and Defendant Pircher owe Cargill amounts in excess of the jurisdictional minimum for this court. By virtue of the obligations of Defendant SMS, the express assumption of those

obligations by Defendant Earth Biofuels, and the Guaranty by Defendant Pircher, all Defendants are wholly liable for this amount.

14. Plaintiff has notified all Defendants of their default and has performed all conditions precedent.

V.
FIRST CAUSE OF ACTION:
BREACH OF CONTRACT

15. Plaintiff restates the preceding allegations.

16. Plaintiff and Defendants entered into a contract for the sale of Refined Soy Oil. Defendant SMS has defaulted because it has failed or refused to pay for the product it received pursuant to the parties' agreement.

17. Defendant Earth Biofuels entered into a contract by which it agreed to expressly assume all SMS debt to Cargill. Defendant Earth Biofuels has defaulted because it has failed or refused to comply with the express payment terms set out in that contract.

18. As a result of Defendants' breaches, Plaintiff has suffered damages in an amount in excess of the minimum jurisdictional limits of this Court.

VI.
SECOND CAUSE OF ACTION:
BREACH OF GUARANTY

19. Plaintiff restates the preceding allegations.

20. Defendant Pircher entered into a contractual agreement whereby he personally provided an unconditional guarantee of all amounts owed by Defendant SMS greater than $150,000. After payments equal to or exceeding that amount, a balance remains. Defendant Pircher has failed or refused to comply with its express obligation to pay Plaintiff pursuant to the Guaranty.

RESPECTFULLY SUBMITTED,

JENKENS & GILCHRIST
a Professional Corporation
401 Congress Avenue, Suite 2500
Austin, Texas 78701
(512) 499-3800 (Telephone)
(512) 499-3810 (Telecopier)

By: Adam Price
Adam G. Price
State Bar No. 24027750
H. Carl Myers
State Bar No. 24046502

ATTORNEYS FOR PLAINTIFF
CARGILL, INCORPORATED

CAUSE NO. 2006 CI 19096

CARGILL, INCORPORATED Plaintiff, v. SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER Defendant.	§ § § § § § § § § § § §	IN THE DISTRICT COURT BEXAR COUNTY, TEXAS 225th JUDICIAL DISTRICT

PLAINTIFF'S MOTION FOR SUBSTITUTED SERVICE FOR DEFENDANT SMS ENVIROFUELS, INC.

COMES NOW, Plaintiff Cargill, Incorporated ("Cargill") makes this its motion for substituted service upon Defendant SMS Envirofuels, Inc. ("Defendant") through its registered agent, Larry W. Krimes, pursuant to Rule 106 of the Texas Rules of Civil Procedure, and in support thereof would respectfully show the Court as follows:

1. As prescribed by Rule 106 of the Tex. R. Civ. Proc., Richard D. Ramos, a person authorized to serve process pursuant to Rule 103 of the Texas Rules of Civil Procedure has made four unsuccessful attempts to personally deliver the Citation and Plaintiff's Original Petition upon Larry Kimes, registered agent for SMS Envirofuels, Inc., at its business location. These attempts are supported by Richard Ramos' Affidavit, a true and correct copy of the Affidavit is attached herein as Exhibit "A" and incorporated herein by reference for all purposes.

2. Richard Ramos attempted to serve the Citation and Plaintiff's Original Petition upon SMS Envirofuels, Inc. by attempting to serve its registered agent, Larry Krimes, personally on one occasion in compliance with Tex. R. Civ. Proc. 106 (a)(1). *See* Affidavit of Richard

Ramos. The receptionist told the process server that Mr. Kimes was not in the office on any of the four occasions Mr. Ramos attempted to serve the Citation, and the receptionist was unable to advise when Mr. Kimes would become available to accept service.

3. Cargill would show that service by substituted services on an adult over the age of 16 at Defendant's place of business, 12001 Network Blvd. San Antonio, Texas 78249, will be reasonably effective to give Defendant SMS Envirofuels, Inc. notice of this lawsuit. This is the address on file with the Secretary of State for service of process on SMS Envirofuels, Inc.

WHEREFORE, Plaintiff Cargill requests the Court issue an order authorizing substituted service of the Citation and Plaintiff's Original Petition as prescribed by Rule 106 of the Tex. R. Civ. Proc., by affixing a true and correct copy of the Citation and Plaintiff's Original Petition to the front entrance of Defendant's place of business, or by leaving a true and correct copy of the same with an individual sixteen (16) years of age or older at Mr. Kimes' place of employment, 12001 Network Blvd., San Antonio, Texas 78249, or in such manner as the Court finds will reasonably be effective to give the Defendant notice of suit and a true and correct copy of the Order of Substituted Service shall be attached to and included with the Citation and Petition to be served.

Respectfully submitted,

JENKENS & GILCHRIST,
A Professional Corporation

By: [signature] by permission

H. Carl Myers
State Bar No. 24046502
401 Congress Avenue, Suite 2500
Austin, Texas 78701
(512) 499-3800 (Telephone)
(512) 499-3810 (Facsimile)

ATTORNEYS FOR PLAINTIFF,

CARGILL, INCORPORATED

EXHIBIT A

AFFIDAVIT

STATE OF TEXAS §
COUNTY OF BEXAR §

BEFORE ME, the undersigned authority, appeared Richard D. Ramos upon under, oath, deposed and stated as follows:

"My name is Richard D. Ramos. I am a private process server for Empire Private Processing and Courier Service I am over eighteen (18) years of age, and I am fully competent to make this affidavit. I have personal knowledge of the facts stated herein, and they are all true and correct."

"I have made several attempts to deliver a Citation with petition to Larry W. Krimes at his place of employment 12001 Network Blvd. San Antonio, Texas 78249 Cause No. 2006-CI-19096 Cargill Incorporated vs. SMS Envirofuels, Inc etal."

"On January 9, 2007 at 1:00 p.m. I made my first attempt; I spoke with the receptionist and asked for Charles E. Pircher and for Larry W. Krimes she told me that neither of them was in. The attorney was there and she went and told him what my business I had there. She came back and told me that the attorney would not accept service and that I had to serve them directly. I told her that I would return."

"On January 10, 2007 at 1:30 p.m. I made my second attempt; again I spoke with the receptionist and asked for Charles and Larry and she told me that they were not in. I told her I'd return."

"On January 16, 2007 at 11:00 a.m. I made my third attempt; I asked the receptionist for Charles and Larry and she told me they weren't in. I asked her if there was a better time in the day to catch them and she explained that no one really knows when they will be in the office throughout the day. I told her I'd return."

"On January 19, 2007 at 1:30 a.m. I made my fourth attempt; I spoke with the receptionist who told me again they were not in.

I believe that I have used due diligence in attempting to service the Defendant but have been unable to do so. I believe a more realistic successful way is to give said individual actual notice of the suit is to deliver a copy of the citations, with petitions attached to anyone over the age of sixteen (16) years at the defendant's place of business by slipping it under the front door or in a mail chute. If this approach is not possible, the citation should be securely positioned to the front door or main entry of the above mentioned address.

Further Affidavit saith not.

Richard D Ramos
Richard D Ramos

STATE OF TEXAS §
COUNTY OF BEXAR §

Subscribed and sworn to before me, the undersigned authority, on this 22nd day of January 2007 by Richard D. Ramos

Cathy M. Jarred
Notary Public State of Texas

CATHY M. JARRED
NOTARY PUBLIC
STATE OF TEXAS
My Comm. Exp. 01-12-2011

CAUSE NO. 2006 CI 19096

CARGILL INCORPORATED **Plaintiff,** v. **SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER** **Defendant.**	§ § § § § § § § § § § § §	**IN THE DISTRICT COURT** **BEXAR COUNTY, TEXAS** **225th JUDICIAL DISTRICT**

ORDER FOR SUBSTITUTED SERVICE PURSUANT TO RULE 106

After considering Plaintiff Cargill, Incorporated's Motion for Substituted Service and supporting Affidavit, it is ordered by the Court that the Motion is granted, and that service upon Defendant Charles E. Pircher shall be made by delivering a true copy of the Citation and Plaintiff's Original Petition, to an individual sixteen (16) years of age or older at Mr. Pircher's place of employment, 12001 Network Blvd., San Antonio, Texas 78249, so that he can be notified of this suit.

IT IS FURTHER ORDERED that the return of service on the Citations state when and how the Citations were served, and be signed and sworn to by the person making the return of service.

Signed this the 30 day of January, 2007.

Andy Mireles

JUDGE PRESIDING

AUSTIN 456934v1 29682-00008

HP LaserJet *3330*

HP LASERJET 3330

Feb-1-2007 11:37AM

Fax Call Report

Job	Date	Time	Type	Identification	Duration	Pages	Result
963	2/ 1/2007	11:35:15AM	Receive	1 210 558 8068	2:25	12	OK

PRIVATE PROCESS

"The State of Texas" NO. 2006-CI-19096

CARGILL INCORPORATED
Plaintiff
vs.
SMS ENVIROFUELS INC ET AL
Defendant
(Note: Attached Document May Contain Additional Litigants.)

IN THE DISTRICT COURT
225th JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

NOTICE

Citation Directed to: CHARLES E PIRCHER

"You have been sued. You may employ an attorney. If you or your attorney do not file a written answer with the clerk who issued this citation by 10:00 a.m. on the Monday next following the expiration of twenty days after you were served this citation and petition, a default judgment may be taken against you." Said petition was filed on the 20th day of December, 2006.

ISSUED UNDER MY HAND AND SEAL OF SAID COURT ON THIS 21st DAY OF December A.D., 2006.

PLAINTIFF'S ORIGINAL PETITION

ADAM PRICE
Attorney/PLAINTIFF
address 401 CONGRESS AVE 2500
AUSTIN, TX 78701-3248

MARGARET G. MONTEMAYOR
District Clerk of Bexar County, Texas
Bexar County Courthouse
San Antonio, Texas 78205

By: ________ Deputy

OFFICER'S RETURN

Came to hand ____ day of ________, A.D. ____, at ____ o'clock ____M. and executed (not executed) the ____ day of ________, A.D. ____, in ________ at ____ o'clock ____M. by delivering to ________ in person a true copy of this citation together with the accompanying copy of plaintiff's petition. Served at ________

Cause of failure to execute this citation ________

I traveled ____ miles in the execution of this citation. Fees: ____ Serving citation $ ____ Mileage ____ Total $ ____

Badge/PPS #____

________ County, Texas

By ________

The State of Texas

NON - PEACE OFFICER VERIFICATION

VERIFICATION OF RETURN (IF NOT SERVED BY PEACE OFFICER)
SWORN TO this ____ day of ________, ____

NOTARY PUBLIC, STATE OF TEXAS

ORIGINAL
(DK002)

PRIVATE PROCESS

"The State of Texas" NO. 2006-CI-19096

CARGILL INCORPORATED
Plaintiff
VS.

SMS ENVIROFUELS INC ET AL
Defendant
(Note: Attached Document May Contain Additional Litigants.)

IN THE DISTRICT COURT
225th JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

NOTICE

Citation Directed to: SMS ENVIROFUELS INC

BY SERVING ITS REGISTERED AGENT, LARRY W KRIMES

"You have been sued. You may employ an attorney. If you or your attorney do not file a written answer with the clerk who issued this citation by 10:00 a.m. on the Monday next following the expiration of twenty days after you were served this citation and petition, a default judgment may be taken against you." Said petition was filed on the 20th day of December, 2006.

ISSUED UNDER MY HAND AND SEAL OF SAID COURT ON THIS 21st DAY OF December A.D., 2006.

PLAINTIFF'S ORIGINAL PETITION

ADAM PRICE
Attorney/PLAINTIFF
address 401 CONGRESS AVE 2500
AUSTIN, TX 78701-3248

MARGARET G. MONTEMAYOR
District Clerk of Bexar County, Texas
Bexar County Courthouse
San Antonio, Texas 78205

By: CASANDRA VALDEZ Deputy

OFFICER'S RETURN

Came to hand _____ day of _____________, A.D. _____, at _______ o'clock _____.M. and executed (not executed) the _____ day of _____________, A.D. _____, in ___________ at _______ o'clock _____.M. by delivering to ______________________________ in person a true copy of this citation together with the accompanying copy of plaintiff's petition. Served at ______________________________

Cause of failure to execute this citation ______________________________

I traveled _____ miles in the execution of this citation. Fees: _________ Serving citation $ ____________ Mileage ___________ Total $ __________

Badge/PPS #__________ ______________________________ County, Texas

By ______________________________

The State of Texas

NON - PEACE OFFICER VERIFICATION

VERIFICATION OF RETURN (IF NOT SERVED BY PEACE OFFICER)

SWORN TO this ______ day of ________________, _____

____
NOTARY PUBLIC, STATE OF TEXAS

ORIGINAL
(DK002)

Filed
06 December 20 P5:15
Margaret G. Montemayor
District Clerk
Bexar District

CAUSE NO. 2006CI 19096

CARGILL, INCORPORATED *Plaintiff,* v. SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER *Defendants.*	§ § § § § § § § §	IN THE DISTRICT COURT BEXAR COUNTY, TEXAS 225th JUDICIAL DISTRICT

PLAINTIFF'S ORIGINAL PETITION

TO THE HONORABLE JUDGE OF THE COURT:

NOW COMES, Cargill, Incorporated, Plaintiff in the above entitled and numbered cause of action, and files this Original Petition against Defendants SMS Envirofuels, Inc., Meadow Springs, Inc. d/b/a Earth Biofuels, Inc., and Charles E. Pircher (collectively, "Defendants"), and would respectfully show the Court as follows:

I.
DISCOVERY CONTROL PLAN

1. Pursuant to Rule 190 of the Texas Rules of Civil Procedure this case is governed by a Level 2 Discovery Control Plan.

II.
PARTIES

2. Plaintiff Cargill, Incorporated ("Cargill" or "Plaintiff") is a Delaware Corporation that conducts business in Texas.

3. Defendant SMS Envirofuels, Inc. ("SMS") is a Texas Corporation with its principal place of business in San Antonio, Texas. Defendant SMS may be served through its registered agent

8. On or about October 6, 2005, Defendant Pircher agreed to personally guarantee all amounts owed to Cargill by SMS in excess of $150,000 to "address the current credit issues between the two companies." In consideration of Defendant Pircher's guaranty, Cargill continued to supply Defendant SMS with Soy Oil.

9. On or about December 1, 2005, Defendant Pircher provided a signed guaranty agreement (the "Guaranty") wherein he agreed to unconditionally guarantee the punctual payment of all payment obligations by SMS greater than $150,000.

10. Pursuant to its terms, the Guaranty prohibited Defendant Pircher from assigning his obligations under that agreement without Plaintiff's written consent. No such consent was ever given. The Guaranty further provided that the unconditional obligation would include successors and assigns of Cargill and Defendant SMS.

11. In or around October of 2006, Defendant Earth Biofuels agreed to purchase Defendant SMS. On or around October 5, 2006, Defendant Earth Biofuels agreed to "expressly assume all remaining SMS debt to Cargill." Plaintiff Cargill expressly reserved the right to pursue any and all claims against SMS and its guarantor (Defendant Pircher).

12. On October 5, 2006, Defendant SMS owed to Plaintiff Cargill amounts in excess of the jurisdictional minimum of this court. By virtue of its agreement to expressly assume that debt, Defendant Earth Biofuels is responsible for that amount in addition to all other debts subsequently incurred. As guarantor, Defendant Pircher is responsible for all amounts exceeding $150,000.

13. Including all subsequent payments to Plaintiff Cargill, Defendant SMS, Defendant Earth Biofuels, and Defendant Pircher owe Cargill amounts in excess of the jurisdictional minimum for this court. By virtue of the obligations of Defendant SMS, the express assumption of those

RESPECTFULLY SUBMITTED,

JENKENS & GILCHRIST
a Professional Corporation
401 Congress Avenue, Suite 2500
Austin, Texas 78701
(512) 499-3800 (Telephone)
(512) 499-3810 (Telecopier)

By: Adam Price
Adam G. Price
State Bar No. 24027750
H. Carl Myers
State Bar No. 24046502

ATTORNEYS FOR PLAINTIFF
CARGILL, INCORPORATED

CAUSE NO. 2006 CI 19096

CARGILL, INCORPORATED Plaintiff, v. SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER Defendant.	§ § § § § § § § § § § §	IN THE DISTRICT COURT BEXAR COUNTY, TEXAS 225th JUDICIAL DISTRICT

PLAINTIFF'S MOTION FOR SUBSTITUTED SERVICE FOR DEFENDANT CHARLES E. PIRCHER

COMES NOW, Plaintiff Cargill, Incorporated ("Cargill") makes this its motion for substituted service upon Defendant Charles E. Pircher ("Defendant") pursuant to Rule 106 of the Texas Rules of Civil Procedure, and in support thereof would respectfully show the Court as follows:

1. As prescribed by Rule 106 of the Tex. R. Civ. Proc., Richard D. Ramos, a person authorized to serve process pursuant to Rule 103 of the Texas Rules of Civil Procedure has made four unsuccessful attempts to personally deliver the Citation and Plaintiff's Original Petition upon Charles E. Pircher at his business. These attempts are supported by Richard Ramos' Affidavit, a true and correct copy of the Affidavit is attached herein as Exhibit "A" and incorporated herein by reference for all purposes.

2. Richard Ramos attempted to serve the Citation and Plaintiff's Original Petition upon Charles E. Pircher personally on four occasions in compliance with Tex. R. Civ. Proc. 106

(a)(1). *See* Affidavit of Richard Ramos. Defendant was told by the receptionist at his place of employment that Mr. Pircher was not in the office.

3. Cargill would show that service by substituted services on an adult over the age of 16 at Defendant's place of employment, 12001 Network Blvd. San Antonio, Texas 78249, will be reasonably effective to give Defendant Charles E. Pircher notice of this lawsuit.

WHEREFORE, Plaintiff Cargill requests the Court issue an order authorizing substituted service of the Citation and Plaintiff's Original Petition as prescribed by Rule 106 of the Tex. R. Civ. Proc., by affixing a true and correct copy of the Citation and Plaintiff's Original Petition to the front entrance of Defendant's place of employment, or by leaving a true and correct copy of the same with an individual sixteen (16) years of age or older at Mr. Pircher's place of employment, 12001 Network Blvd., San Antonio, Texas 78249, or in such manner as the Court finds will reasonably be effective to give the Defendant notice of suit and a true and correct copy of the Order of Substituted Service shall be attached to and included with the Citation and Petition to be served.

Respectfully submitted,

JENKENS & GILCHRIST,
A Professional Corporation

By: Carl Myers by permission [signature]

H. Carl Myers
State Bar No. 24046502
401 Congress Avenue, Suite 2500
Austin, Texas 78701
(512) 499-3800 (Telephone)
(512) 499-3810 (Facsimile)

ATTORNEYS FOR PLAINTIFF,
CARGILL, INCORPORATED

EXHIBIT A

AFFIDAVIT

STATE OF TEXAS §
COUNTY OF BEXAR §

BEFORE ME, the undersigned authority, appeared Richard D Ramos upon under, oath, deposed and stated as follows:

"My name is Richard D. Ramos. I am a private process server for Empire Private Processing and Courier Service I am over eighteen (18) years of age, and I am fully competent to make this affidavit. I have personal knowledge of the facts stated herein, and they are all true and correct."

"I have made several attempts to deliver a Citation with petition to Charles E. Pircher at his place of employment 12001 Network Blvd. San Antonio, Texas 78249 Cause No. 2006-CI-19096 Cargill Incorporated vs. SMS Envirofuels, Inc. etal."

"On January 9, 2007 at 1:00 p.m. I made my first attempt; I spoke with the receptionist and asked for Charles E Pircher and for Larry W. Krimes she told me that neither of them was in. The attorney was there and she went and told him what my business I had there. She came back and told me that the attorney would not accept service and that I had to serve them directly. I told her that I would return."

"On January 10, 2007 at 1:30 p.m. I made my second attempt; again I spoke with the receptionist and asked for Charles and Larry and she told me that they were not in. I told her I'd return."

"On January 16, 2007 at 11:00 a.m. I made my third attempt; I asked the receptionist for Charles and Larry and she told me they weren't in. I asked her if there was a better time in the day to catch them and she explained that no one really knows when they will be in the office throughout the day. I told her I'd return."

"On January 19, 2007 at 1:30 a.m. I made my fourth attempt; I spoke with the receptionist who told me again they were not in.

I believe that I have used due diligence in attempting to service the Defendant but have been unable to do so. I believe a more realistic successful way is to give said individual actual notice of the suit is to deliver a copy of the citations, with petitions attached to anyone over the age of sixteen (16) years at the defendant's place of business by slipping it under the front door or in a mail chute. If this approach is not possible, the citation should be securely positioned to the front door or main entry of the above mentioned address.

Further Affidavit saith not.

Richard D. Ramos

Richard D. Ramos

STATE OF TEXAS §
COUNTY OF BEXAR §

Subscribed and sworn to before me, the undersigned authority, on this 22nd day of January 2007 by Richard D. Ramos

Cathy M. Jarred
Notary Public State of Texas

CATHY M. JARRED
NOTARY PUBLIC
STATE OF TEXAS
My Comm. Exp. 01-12-2011

CAUSE NO. 2006 CI 19096

CARGILL INCORPORATED	§	**IN THE DISTRICT COURT**
	§	
Plaintiff,	§	
v.	§	**BEXAR COUNTY, TEXAS**
SMS ENVIROFUELS, INC., MEADOW SPRINGS, INC. d/b/a EARTH BIOFUELS, INC., and CHARLES E. PIRCHER	§	
Defendant.	§	**225th JUDICIAL DISTRICT**

ORDER FOR SUBSTITUTED SERVICE PURSUANT TO RULE 106

After considering Plaintiff Cargill, Incorporated's Motion for Substituted Service and supporting Affidavit, it is ordered by the Court that the Motion is granted, and that service upon Defendant SMS Envirofuels, Inc. shall be made by delivering a true copy of the Citation and Plaintiff's Original Petition, to an individual sixteen (16) years of age or older at Mr. Krimes' place of business, 12001 Network Blvd., San Antonio, Texas 78249, so that they can be notified of this suit.

IT IS FURTHER ORDERED that the return of service on the Citations state when and how the Citations were served, and be signed and sworn to by the person making the return of service.

JAN 30 2007

Signed this the 30 day of January, 2007.

[signature]
JUDGE PRESIDING

AUSTIN 456990v1 29882-00008

HP LaserJet 3330

HP LASERJET 3330

Feb-1-2007 11:41AM

Fax Call Report

Job	Date	Time	Type	Identification	Duration	Pages	Result
964	2/ 1/2007	11:39:41AM	Receive	1 210 558 8068	1:55	9	OK

Feb 01 2007 12:41PM Larry W. Kiees, CPA, J.D. 1-210-558-8068 p.1

PRIVATE PROCESS

"The State of Texas" NO. 2006-CI-19096

CARGILL INCORPORATED
Plaintiff
vs.
SMS ENVIROFUELS INC ET AL
Defendant
(Note: Attached Document May Contain Additional Litigants.)

IN THE DISTRICT COURT
225th JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

NOTICE

Citation Directed to: SMS ENVIROFUELS INC

BY SERVING ITS REGISTERED AGENT, LARRY W KRIMES

"You have been sued. You may employ an attorney. If you or your attorney do not file a written answer with the clerk who issued this citation by 10:00 a.m. on the Monday next following the expiration of twenty days after you were served this citation and petition, a default judgment may be taken against you." Said petition was filed on the 20th day of December, 2006.

ISSUED UNDER MY HAND AND SEAL OF SAID COURT ON THIS 21st DAY OF December A.D., 2006.

PLAINTIFF'S ORIGINAL PETITION

ADAM PRICE
Attorney/PLAINTIFF
address 401 CONGRESS AVE 2500
AUSTIN, TX 78701-3248

MARGARET G. MONTEMAYOR
District Clerk of Bexar County, Texas
Bexar County Courthouse
San Antonio, Texas 78205

By: [signature] Deputy
CASANDRA VALDEZ

OFFICER'S RETURN

Came to hand _____ day of ______________, A.D. ______, at ________ o'clock _____.M. and executed (not executed) the _____ day of ______________, A.D. ______, in __________ at ________ o'clock _____.M. by delivering to ____________________ in person a true copy of this citation together with the accompanying copy of plaintiff's petition. Served at ____________________

Cause of failure to execute this citation ____________________

I traveled ______ miles in the execution of this citation. Fees: __________ Serving citation $ ______________ Mileage ______________ Total $ ______________

Badge/PPS #__________

______________________ County, Texas

By ______________________

The State of Texas

NON - PEACE OFFICER VERIFICATION

VERIFICATION OF RETURN (IF NOT SERVED BY PEACE OFFICER)
SWORN TO this _______ day of ________________, ______

NOTARY PUBLIC, STATE OF TEXAS

ORIGINAL
(DK002)